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                                                                   EXHIBIT 32.1

                                  CERTIFICATION



         The undersigned, as the President and Chief Executive Officer, and as the Senior Vice President and Chief Financial Officer of SEMCO Energy, Inc., respectively, certify that, to the best of their knowledge and belief, the Annual Report on Form 10-K/A (Amendment No. 1) for the period ended December 31, 2004, which accompanies this certification fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of SEMCO Energy, Inc. at the dates and for the periods indicated. The foregoing certifications are made pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) and shall not be relied upon for any other purpose.

         This 10th day of May, 2005.


                                          /s/ George A. Schreiber, Jr.
                                          --------------------------------
                                          George A. Schreiber, Jr.
                                          President and Chief Executive Officer


                                          /s/ Michael V. Palmeri
                                          --------------------------------
                                          Michael V. Palmeri
                                          Senior Vice President and
                                          Chief Financial Officer

















Exhibit 32-1-10k.DOC